Exhibit 10.1

February 26, 2018

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention: John F. Ashburn Jr., Vice President & General Counsel

Dear Sirs/Mesdames:

Re:	Amending Agreement - Loan Agreement between NioCorp Developments Ltd. and Mark Smith

Pursuant to a loan agreement between NioCorp Developments Ltd. (the "Borrower") and Mark Smith (the "Lender") dated June 17th, 2015 and as amended July 13th, 2016 and March 20, 2017 (the "Loan Agreement"), the Lender advanced a loan to the Borrower on the terms and conditions set out therein.

The Borrower and the Lender wish to amend the Loan Agreement in the manner set forth herein.

INTERPRETATION

All words and expressions defined in the Loan Agreement have the same meaning when used herein. Reference to the Loan Agreement includes amendments thereto from time to time, including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Loan Agreement, unless otherwise expressly stated. Clause headings are for reference only.

EFFECTIVE DATE

The provisions of the Loan Agreement are amended as set out in this amending agreement effective as of the date of acceptance by Borrower below.

AMENDMENTS

Section 1.1(h) of the Loan Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(h):

“Term” means a period commencing on the Effective Date, being the date the Lender advanced the Principal to the Borrower, and expiring four years following the Effective Date.

MISCELLANEOUS

With the exception of the foregoing amendments, the Loan Agreement and general security agreement executed in connection therewith continue in full force and effect unamended.

This amending agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or as a pdf attachment to an e-mail) shall constitute an original, but all such counterparts when taken together shall constitute one and the same instrument.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

MARK A. SMITH

/s/ Mark Smith
Mark A. Smith

Accepted by Borrower as of the 6th day of April, 2018.

NIOCORP DEVELOPMENTS LTD.

By: /s/ John F. Ashburn Jr.

Name: John F. Ashburn Jr.

Title: Vice President & General Counsel